American Skiing Company Reports Fiscal 2003 Second Quarter Results


PARK CITY, UTAH -- March 12, 2003 -- American Skiing Company (OTC: AESK) today announced results for its second fiscal quarter and 26 weeks ended January 26, 2003. The Company reported that second quarter financial performance was favorably impacted by improved early season weather conditions relative to the comparable period in fiscal 2002.

"Better early season conditions nationwide set the stage for strong second quarter resort operating results," said CEO B.J. Fair. "Following the stronger early season results, we have witnessed some softening in visitation due primarily to extremely cold weather in the northeast as well as ongoing concerns about the economy and the threat of war with Iraq. More recently, the weather in the northeast has moderated, our western resorts have received considerable snowfall and our improvement continues over the prior year. Conditions at our resorts are excellent and we expect that they will remain outstanding through the remainder of the 2002/2003 ski season."

Fiscal 2003 Second Quarter Results

The net loss available to common shareholders for the second quarter of fiscal 2003 was $16.7 million, or $0.53 per basic and diluted share, compared with a net loss of $43.7 million, or $1.38 per basic and diluted share for the second fiscal quarter of 2002. Excluding other items(1) and results from Heavenly, the net loss available to common shareholders for the second quarter of fiscal 2002 was $20.0 million, or $0.63 per basic and diluted share.

Total consolidated revenues were $100.3 million for the second quarter of fiscal 2003, compared with $100.1 million for the previous year's second quarter. Resort revenue was $99.0 million for the quarter, compared with $88.0 million for the second quarter of fiscal 2002. The increase in resort revenues primarily reflects better early season ski conditions and higher visitation at Company resorts. Real estate revenue from ongoing fractional ownership sales was $1.3 million, versus $12.1 million for the same period in fiscal 2002. The decline reflects a $5.2 million decrease in closings of fractional ownership units at Steamboat and The Canyons and the sell-out of our eastern hotel quartershare inventory last year, which contributed $5.6 million in revenue during the second quarter of fiscal 2002. The decrease in real estate revenues at Steamboat and The Canyons relates to the impact of continuing disruptions related to the Company's real estate restructuring effort, weakening economic conditions as well as difficulty of some potential buyers in obtaining end-loan financing for fractional real estate purchases.

The Company's total earnings before interest expense, income taxes, depreciation and amortization ("EBITDA"), was $16.0 million in the second fiscal quarter of 2003, compared with $12.2 million in the same period in fiscal 2002. Resort EBITDA for the quarter was $16.6 million versus $12.1 million for the previous year's second quarter after excluding results from Sugarbush, again reflecting improved fiscal 2003 early season operating results. Real estate EBITDA was a loss of $0.6 million compared with earnings of $0.1 million in the second fiscal quarter of 2002.

Fiscal 2003 Six Month Results

The net loss available to common shareholders for the six months ended January 26, 2003 was $55.8 million, or $1.76 per basic and diluted share, compared with a loss of $109.2 million, or $3.47 per basic and diluted share, in the corresponding period of fiscal 2002. Excluding other items and results from Heavenly, the net loss available to common shareholders for the first six months of fiscal 2002 was $62.5 million, or $1.98 per basic and diluted share.

Total consolidated revenues were $120.9 million for the first six months of fiscal 2003, compared with $120.2 million for the first six months of fiscal 2002. Resort revenue was $115.9 million compared with $105.3 million in fiscal 2002 reflecting better early season conditions. Excluding results from Sugarbush, resort revenue was $104.6 million for the first six months of fiscal 2002. Real estate revenue was $5.0 million, versus $14.9 million during the same period last year reflecting the factors discussed earlier.

Total EBITDA for the first six months of fiscal 2003, was $0.6 million versus a loss of $5.1 million, or a loss of $4.1 million excluding results from Sugarbush, in the comparable period in fiscal 2002. Resort EBITDA was $1.0 million compared to a loss of $3.9 million last year. Excluding results from Sugarbush, resort EBITDA was a loss of $2.9 million during the first six months of fiscal 2002. Real estate EBITDA was a loss of $0.4 million compared to a loss of $1.2 million in fiscal 2002.

(1) During the first six months of fiscal 2002, the Company recorded a number of charges that impacted net income. These charges include; the cumulative effect of an accounting change, restructuring charges, and an asset impairment charge. For the purpose of this press release, the Company refers to these items as "other items" in its discussion of net income. For a more detailed discussion of these charges and the events that gave rise to them, please refer to the Company's Form 10-K and Form 10-Q, dated March 7, 2003 and March 12, 2003, respectively, on file with the Securities and Exchange Commission.

Sale of Heavenly and Sugarbush Resorts

As previously announced, on May 9, 2002, the Company closed on the sale of its Heavenly ski resort in South Lake Tahoe, a key element of its restructuring plan. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, the financial statements for the three and six month periods of fiscal 2002 present the operating results of Heavenly as discontinued operations. For additional information, please refer to disclosures made in the Company's Form 10-K, dated March 7, 2003, on file with the Securities and Exchange Commission.

On October 1, 2001, the Company announced that it had completed the sale of Sugarbush Ski Resort in Warren, Vermont. The sale was completed on September 28, 2001 and operating results of Sugarbush are included in the Company's financial statements through that date.

Accounting Changes and Other Items

During the second quarter and first six months of fiscal 2002, the Company incurred $0.9 million, and $2.5 million, respectively, in restructuring charges. All of these restructuring charges relate to resort operations except for $0.2 million associated with real estate operations incurred during the second quarter of fiscal 2002. During the second quarter of fiscal 2002, the Company also incurred a $25.4 million impairment charge related to long-lived assets at its Steamboat ski resort. During the first quarter of fiscal 2002, the Company incurred an $18.7 million charge related to the impairment of goodwill resulting from the adoption of Statement of Financial Accounting Standards No. 142.

Non-GAAP Financial Measurements

Resort and Real Estate EBITDA are not measurements calculated in accordance with Generally Accepted Accounting Principles ("GAAP") and should not be considered as alternatives to operating or net income as an indicator of operating performance, cash flows as a measure of liquidity or any other GAAP determined measurement. Management believes certain items excluded from Resort and/or Real Estate EBITDA, such as non-cash charges for stock compensation awards, and restructuring and asset impairment charges are significant components in understanding and assessing the Company's financial performance. In addition, the Company has excluded losses and earnings from Sugarbush Resort from EBITDA in order to facilitate comparisons with previously announced operating results. Other companies may define EBITDA differently, and as a result, such measures may not be comparable to the Company's reported EBITDA. Management has included information concerning Resort and Real Estate EBITDA because it believes that EBITDA is an indicative measure of the Company's operating performance and is generally used by other leisure and hospitality operators and investors to evaluate companies in the resort industry.

About American Skiing Company

Headquartered in Park City, Utah, American Skiing Company is one of the largest operators of alpine ski, snowboard and golf resorts in the United States. Its resorts include Killington and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; Steamboat in Colorado; and The Canyons in Utah. More information is available on the Company's Web site, www.peaks.com.

This press release contains both historical and forward-looking statements. All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties. American Skiing Company has tried wherever possible to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan," and words and terms similar in substance in connection with any discussion of operating or financial performance. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: the Company's substantial leverage; restrictions on the Company's ability to access sources of capital; the Company's failure to meet its financial covenants; changes in regional and national business and economic conditions affecting both American Skiing Company's resort operating and real estate segments; competition and pricing pressures; negative impact on the demand for the Company's products resulting from terrorism and the availability of air travel (including the effects of airline bankruptcies); the payment default under the Company's real estate credit facilities and its effect on the results and operations of the Company's real estate segment; the possibility of war and its effect on the ski, resort, leisure and travel industries; adverse weather conditions regionally and nationally; and other risk factors listed from time-to-time in American Skiing Company's documents filed with the Securities and Exchange Commission. This list is not exhaustive. The Company operates in a changing business environment and new risks arise from time to time. The forward-looking statements included in this press release are made only as of the date of this press release and under section 27A of the Securities Act and section 21E of the Exchange Act, American Skiing Company does not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.


                    American Skiing Company and Subsidiaries
                   Condensed Consolidated Financial Statements
               (in thousands of dollars except per share amounts)
                                                                              Unaudited                        Unaudited
                                                                        Three Months Ended (1)            Six Months Ended (1)
                                                            January 26, 2003   January 27, 2002   January 26,2003   January 27, 2002
Net revenues:                                               ----------------   ----------------   ---------------   ----------------
    Resort                                                  $    98,961        $    87,986        $   115,872       $   105,308
    Real estate                                                   1,325             12,080              5,039            14,871
                                                            ------------------------------------------------------------------------
        Total net revenues                                      100,286            100,066            120,911           120,179
                                                            ------------------------------------------------------------------------
Operating expenses:
    Resort                                                       65,794             60,799             88,294            84,210
    Real estate                                                   1,898             11,953              5,474            16,062
    Marketing, general and administrative                        16,552             15,154             26,585            24,959
    Restructuring and asset impairment charges (2)                    -             26,253                  -            27,879
    Depreciation and amortization                                11,978             10,757             15,549            14,686
                                                             -----------------------------------------------------------------------
        Total operating expenses                                 96,222            124,916            135,902           167,796
                                                             -----------------------------------------------------------------------
Loss from operations                                              4,064            (24,850)           (14,991)          (47,617)

Interest expense, net                                            11,513             13,106             22,632            26,817
                                                             -----------------------------------------------------------------------
Loss from continuing operations                                  (7,449)           (37,956)           (37,623)          (74,434)

Discontinued operations (3)
    Income (Loss) from operations of Heavenly resort                  -              2,523                  -              (204)
                                                             -----------------------------------------------------------------------
Loss before cumulative effects of changes in                     (7,449)           (35,433)           (37,623)          (74,638)
    accounting principles

Cumulative effect of change in accounting principle                   -                  -                  -           (18,658)
                                                             -----------------------------------------------------------------------
Loss before preferred stock dividends                            (7,449)           (35,433)           (37,623)          (93,296)

Accretion of discount and dividends on
    mandatorily redeemable preferred stock                       (9,243)            (8,266)           (18,174)          (15,952)
                                                             -----------------------------------------------------------------------
Net loss available to common shareholders                    $  (16,692)       $   (43,699)       $   (55,797)      $  (109,248)
                                                             =======================================================================

Basic and diluted loss per common share:
Loss from continuing operations before cumulative effects
    of changes in accounting principles                      $    (0.53)       $     (1.46)       $     (1.76)      $     (2.87)
Income (loss) from discontinued operations                            -               0.08                  -             (0.01)
Cumulative effect of change in
    accounting principles, net of taxes                               -                  -                  -             (0.59)
                                                             -----------------------------------------------------------------------
Net loss available to common shareholders                    $    (0.53)       $     (1.38)       $     (1.76)      $     (3.47)
                                                             =======================================================================
Weighted average shares outstanding                              31,724             31,718             31,724             31,541
                                                             =======================================================================


(1) The sale of Sugarbush was completed on September 28, 2001, results of operations are included through that date.
(2) For more information, including a detailed discussion of significant write-offs and charges, please refer to the Company's Form 10-Q, dated
     March 12, 2003, on file with the  Securities and Exchange  Commission.
(3)  Heavenly resort was sold on May 9, 2002.

                    American Skiing Company and Subsidiaries
             Unaudited Consolidated Financial Statement Information
                            (in thousands of dollars)

                                                          Three Months Ended (1)(2)                   Six Months Ended (1)(2)
Reconciliation to Consolidated EBITDA              January 26, 2003    January 27, 2002       January 26, 2003    January 27, 2002
                                                  ------------------  ------------------     ------------------  -----------------
Loss from continuing operations                    $     (7,449)       $     (37,956)         $     (37,623)      $     (74,434)
Interest expense, net                                    11,513               13,106                 22,632              26,817
Depreciation and amortization                            11,978               10,757                 15,549              14,686
Restructuring and asset impairment charges (3)                -               26,253                      -              27,879
                                                  ------------------ -------------------    ------------------- -------------------
Consolidated EBITDA                                      16,042              12,160                     558              (5,052)
                                                  ------------------ -------------------    ------------------- -------------------
Sugarbush Resort EBITDA loss                                  -                  21                       -                 923
                                                  ------------------ -------------------    ------------------- -------------------
Consolidated EBITDA excluding Sugarbush            $     16,042        $     12,181           $         558       $      (4,129)
                                                  ================== ===================    =================== ===================
Reconciliation to Resort EBITDA
Loss from continuing resort operations             $     (1,282)       $    (33,243)          $     (26,140)      $     (63,302)
Interest expense, net                                     6,579               9,102                  12,843              18,374
Depreciation and amortization                            11,318              10,161                  14,290              13,428
Restructuring and asset impairment charges (3)                -              26,013                       -              27,639
                                                  ------------------ -------------------    ------------------- -------------------
Resort EBITDA                                            16,615              12,033                     993              (3,861)
                                                  ------------------ -------------------    ------------------- -------------------
Sugarbush Resort EBITDA Loss                                  -                  21                       -                 923
                                                  ------------------ -------------------    ------------------- -------------------
Resort EBITDA excluding Sugarbush                  $     16,615        $     12,054           $         993       $      (2,938)
                                                  ================== ===================    =================== ===================

Reconciliation to Real Estate EBITDA
Loss from continuing real estate operations        $     (6,167)       $     (4,713)          $     (11,483)      $     (11,132)
Interest expense, net                                     4,934               4,004                   9,789               8,443
Depreciation and amortization                               660                 596                   1,259               1,258
Restructuring charges  (3)                                    -                 240                       -                 240
                                                  ------------------ -------------------    ------------------- -------------------
Real Estate EBITDA                                 $       (573)       $        127           $        (435)      $      (1,191)
                                                  ================== ===================    =================== ===================

(1) The sale of Sugarbush was completed on September 28, 2001, results of operations are included through that date.
(2)  Excludes operating results from Heavenly which was sold on May 9, 2002.
(3) For more information, including a detailed discussion of significant write-offs and charges, please refer to the Company's Form 10-Q, dated
     March 12, 2003, on file with the Securities and Exchange Commission.

              American Skiing Company and Subsidiaries
          Unaudited Balance Sheet Data - January 26, 2003
                     (in thousands of dollars)

Real estate developed for sale         $    48,217
Total assets                               528,367
Total resort debt                          206,693
Total real estate debt                     105,607
                                       ------------------
    Total debt                             312,300

Less: cash and cash equivalents             14,446
                                       ------------------
    Net debt                               297,854

                                Unaudited Supplemental Revenue Data
                                     (in thousands of dollars)

                                   For the three months ended
                            -----------------------------------------
                            January 26, 2003       January 27, 2002   % Change
Resort revenues (1)(2)
Lift Tickets                $    49,931            $    43,230           16%
Food and beverage                13,225                 11,523           15%
Retail sales                     11,746                 10,648           10%
Skier Development                 8,869                  7,515           18%
Golf, summer activities              10                     40          -75%
Lodging and Property             11,440                 10,998            4%
Miscellaneous Revenue             3,740                  4,032           -7%
                            ----------------------------------------------------
Total resort revenues       $    98,961                 87,986           12%
                            ====================================================

                    American Skiing Company and Subsidiaries
                       Unaudited Supplemental Revenue Data
                            (in thousands of dollars)
                                                                                          Excluding Sugarbush
                            For the six months ended (1)(2)                       For the six months ended (2)
                        -----------------------------------------            ---------------------------------------
                         January 26, 2003       January 27, 2002 % Change     January 26, 2003     January 27, 2002  % Change
Resort revenues
Lift Tickets             $     50,051           $     43,269        16%       $     50,051         $     43,161         16%
Food and beverage              16,921                 15,133        12%             16,921               15,133         12%
Retail sales                   12,632                 11,675         8%             12,632               11,673          8%
Skier Development               8,950                  7,608        18%              8,950                7,608         18%
Golf, summer activities         3,623                  3,817        -5%              3,623                3,522          3%
Lodging and Property           17,347                 16,664         4%             17,347               16,385          6%
Miscellaneous Revenue           6,348                  7,142       -11%              6,348                7,128        -11%
                       --------------------------------------------------    -------------------------------------------------
Total resort revenues   $     115,872           $    105,308        10%       $    115,872         $    104,610         11%
                       ==================================================    =================================================

                                         Season to Date
                            -----------------------------------------
Unaudited Skier Visits       January 26, 2003       January 27, 2002
----------------------
Attitash                         73,360                68,078
The Canyons                     149,287               122,812
Killington                      482,384               414,616
Mount Snow                      257,332               196,215
Sugarloaf                       133,993               121,685
Sunday River                    202,488               204,437
Steamboat                       418,878               402,897
                            -----------------------------------------
Total Skier Visits            1,717,722             1,530,740
                            =========================================

(1) The sale of Sugarbush was completed on September 28, 2001, results of operations are included through that date.
(2)  Excludes operating results from Heavenly which was sold on May 9, 2002.